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                                                                  Exhibit 21.1


                       PEGASUS COMMUNICATIONS CORPORATION

                              List of Subsidiaries


B.T. Satellite, Inc.
Bride Communications, Inc.
Digital Television Services, Inc.
Digital Television Services of Indiana, LLC
DTS Capital, Inc.
DTS Management, LLC
HMW, Inc.
MCT Cablevision, LTD.
MCT Cablevision, Limited Partnership
PCT SG, Inc.
Pegasus Anasco Holdings, Inc.
Pegasus Broadcast Associates, L.P.
Pegasus Broadcast Television, Inc.
Pegasus Cable Television, Inc.
Pegasus Cable Television of Anasco, Inc.
Pegasus Cable Television of Connecticut, Inc.
Pegasus Cable Television of San German, Inc.
Pegasus Communications Management Company
Pegasus Development Corporation
Pegasus Media & Communications, Inc.
Pegasus Media Holdings, Inc.
Pegasus Satellite Development Corporation
Pegasus Satellite Finance Corporation
Pegasus Satellite Holdings, Inc.
Pegasus Satellite Television, Inc.
Pegasus Satellite Television of Indiana, Inc.
Pegasus Satellite Television of Michigan, Inc.
Pegasus Satellite Television of Ohio, Inc.
Pegasus Satellite Television of Virginia, Inc.
Pegasus Towers, Inc.
Pegasus Travel, Inc.
Portland Broadcasting, Inc.
PP Broadcast, Inc.
PST Holdings, Inc.
Telecast of Florida, Inc.
WDBD License Corp.
WDSI License Corp.
WILF, Inc.
WOLF License Corp.
WTLH, Inc.
WTLH License Corp.